Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 and Form S-1 of Cable Holdco, Inc. of our report dated November 29, 2007 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Ralcorp Holdings, Inc.’s Annual Report on Form 10-K for the year ended September 30, 2007. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

St. Louis, Missouri
June 10, 2008